Exhibit 4.1.

                                 WaterChef, Inc.
                             A Delaware Corporation
                              Resolution Adopted By
                         WaterChef's Board Of Directors


The undersigned, being all Directors of WaterChef, Inc. (The "Corporation"), hereby consent to the following actions and adopt the following recitals and resolution as of March 27,2002.

Whereas the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to adopt the following resolution:

Resolved, that 800,000 shares of the Company's common stock be issued to the natural person named below in lieu of cash for compensation earned for financial consulting and business advisory services, such shares to be submitted on Form S-8 to be filed with the Securities and Exchange Commission:


                        Marshall S. Sterman                      800,000 shares
                         c/o The Mayflower Group
                        68 Phillips Beach Rd.
                        Swampscott, MA 01907

         Resolved, that the members of the Company's Scientific Advisory Board receive 675,000 shares of the Company's common stock in lieu of cash to compensate for their services for the last six months, such shares to be submitted on Form S-8 to be filed with the SEC and distributed as follows:

                        Ronald W Hart                            225,000 shares
                        4821 Crestwood
                        Little Rock, AR 72201

                        Richard Wilson                           112,500 shares
                        15 Bracebridge Road
                        Newton Centre, MA 02459

                        John Gilbert                             112,500 shares
                        c/o Fenwick Ltd.
                        7 Redfield Lane
                        London SW5 ORG
                        England
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                        Mohamed M. Salem                         112,500 shares
                        Cairo, Egypt

                        Mostafa K. Tolba                         112,500 shares
                        Doki, Giza
                        Egypt

         Resolved, that the corporation issue 2,857,143 shares of common stock as compensation in lieu of cash for marketing consulting and web-site design services ,such shares to be issued on Form S-8 and filed with the SEC, and distributed to :


                        Barry Moscowitz                        2,500,000 shares
                        FM Business Services                     and
                        18 Boerum Street                         357,133 shares
                        Brooklyn , NY


The Undersigned direct that this consent be filled with the minute of the proceedings of the Board Of Directors of the Corporation.


/s/ David A. Conway
--------------------
David A. Conway

/s/ Martin Clare
--------------------
Martin Clare

/s/Marshall S. Sterman
--------------------
Marshall S. Sterman